Exhibit 10.1
                        AMENDED AND RESTATED SECURED NOTE

$1,600,000.00                                                      July 13, 1999

         THIS AMENDED AND RESTATED SECURED NOTE (the "Note") is made as of the 13th day of July, 1999 by Unigene Laboratories, Inc., a Delaware corporation (the "Company"), in favor and for the benefit of Jay Levy, a resident of New Jersey (the "Lender").
                                   WITNESSETH:

         WHEREAS,  the Lender has  heretofore  made the  following  loans to the
Company: (i) a loan in the amount of $200,000 on May 5, 1999, (ii) a loan in the amount of $200,000 on May 24, 1999, (iii) a loan in the amount of $200,000 on June7, 1999 (the loans identified in clauses (i), (ii), and (iii), collectively, the "Prior Loans"), (iv) a loan in the amount of $200,000 on June 25, 1999, as evidenced by that certain secured promissory note dated June 25, 1999, issued by the Company to the Lender (the "June 25 Note") and secured by a security interest in certain of the Company's equipment and real property, (v) a loan in the amount of $350,000 on June 29, 1999, as evidenced by that certain secured promissory note dated June 29, 1999, issued by the Company to the Lender (the "June 29 Note") and secured by a security interest in certain of the Company's equipment and real property, and (vi) a loan in the amount of $350,000 on June 30, 1999, as evidenced by that certain secured promissory note dated June 30, 1999, issued by the Company to the Lender (the "June 30 Note") and secured by a security interest in certain of the Company's equipment and real property; and

         WHEREAS, as of the date hereof the aggregate amount of accrued and unpaid interest on the Prior Loans, the June 25 Note, the June 29 Note and the June 30 Note is $6,994 (the "Accrued Interest"); and

         WHEREAS, on the date hereof the Lender has loaned to the Company an additional $100,000 (the "New Loan"); and

         WHEREAS, the parties desire to document the Prior Loans and the New Loan, and to amend and restate in their entirety the June 25 Note, the June 29 Note and the June 30 Note, all on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         FOR VALUE RECEIVED, the undersigned, Unigene Laboratories, Inc., a Delaware corporation, promises to pay to the order of Jay Levy, or the holder hereof (the "Holder"), on January 13, 2002 (the "Maturity Date"), the principal sum of One Million Six Hundred Thousand Dollars ($1,600,000.00), or, if less, the unpaid principal amount outstanding at such time, in either case together with all accrued and unpaid interest thereon.

         1. Surrender and Cancellation of Notes

                  Simultaneously with the execution and delivery hereof the Lender is surrendering to the Company the June 25 Note, the June 29 Note and the June 30 Note, which shall be marked "superseded by that certain Amended and Restated Secured Note, dated July 13, 1999, in the principal amount of $1,600,000."

         2. Security

                  The due and punctual payment by the Company of all amounts due hereunder is secured by that certain Mortgage of even date herewith issued by the Company to the Lender (the "Mortgage") and that certain Amended and Restated Security Agreement of even date herewith between the Company, the Lender, Warren
P. Levy and Ronald S. Levy (the "Security Agreement").

         3. Interest

         (a) The Company promises to pay to the Holder interest on the unpaid principal amount hereof from the date hereof at a rate of six percent (6 %) per year, compounded monthly.

         (b) Interest on this Note shall be computed on the basis of a 365-day year.

         4.       Payments

         (a) On October 13, 1999, the Company shall pay to the Holder $6,994 as full payment of the Accrued Interest.

         (b) Commencing October 13, 1999, and on the 13th day of each month thereafter through and including the Maturity Date, the Company shall pay to the Holder the lesser of (i) $61,993.99 and (ii) the outstanding principal amount hereof plus all accrued and unpaid interest hereon.

         (c) This Note may be prepaid by the Company, in whole or in part, at any time and from time to time without premium or penalty. All prepayments shall be credited first to accrued and unpaid interest and then to principal.

         (d) All payments by the Company hereunder shall be made by check not later than 5:00 p.m. Eastern time on the day when due. Whenever any payment to be made pursuant to this Note shall be stated to be due on a public holiday, Saturday or Sunday, such payment may be made on the next succeeding business day. Such extension of time shall not be included in computing interest in connection with such payment.

         5. Events of Default

         (a) An "Event of Default" shall exist if any of the following occurs and is continuing:

                  (i) the Company fails to make any payment on this Note when such payment is due and such default shall continue for more than ten (10) business days;

                  (ii) the Company fails to comply with or breaches any material provision of the Mortgage or the Security Agreement and such failure or breach continues for more than thirty (30) days after the Holder has given written notice of such failure to the Company; or

                  (iii) a receiver, custodian, liquidator or trustee of the Company, or of any of the property of the Company or any of its material subsidiaries, is appointed by court order; or the Company or any of its material subsidiaries is adjudicated bankrupt or insolvent; or any of the property of the Company or any of its material subsidiaries is sequestered by court order; or a petition to reorganize the Company or any of its material subsidiaries under any bankruptcy, reorganization or insolvency law is filed against the Company or any of its material subsidiaries and is not dismissed within sixty (60) days after such filing; or the Company or any of its material subsidiaries files a voluntary bankruptcy petition or requesting reorganization or arrangement under any provision of any bankruptcy, reorganization or insolvency law, or consents to the filing of any petition against it under any such law; or the Company or any of its material subsidiaries makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Company or any of its material subsidiaries or of all or any part of the property of the Company or any of its material subsidiaries.

         (b) If an Event of Default occurs under Section 5(a)(i), then this Note shall accrue additional interest on all unpaid amounts of principal and interest from the date of the Event of Default at a rate equal to the lesser of
(i) eleven percent (11%) per annum or (ii) the highest amount allowable by law.

         (c) If an Event of Default exists, then the Holder may exercise any right, power or remedy conferred upon it by law, and shall have the right to declare by written notice the entire principal and all interest accrued on this Note to be, and such Note shall thereupon become, forthwith due and payable and the Company shall immediately pay to the Holder of this Note the entire unpaid principal and interest accrued on this Note.

         (d) In the case of an Event of Default, the Company, to the extent permitted by law, waives presentment, demand, notice, protest and all other demands or notices in connection with the enforcement of this Note.

         6.       Miscellaneous.

         (a) No delay or omission by the Holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

         (b) The Company shall pay all reasonable costs and expenses of collection, including attorney's fees, incurred or paid by the Holder hereof in enforcing this Note and the obligations evidenced hereby.

         (c) This Note may be amended only by written agreement of the Company and the Holder hereof.

         (d) This Note shall be governed by the laws of the State of New Jersey without regard to its choice of law provisions.

         (e) In the event that the Holder notifies the Company that this Note has been mutilated, lost, stolen or destroyed, the Company will issue a replacement Note identical in all respects to the original Note (except for registration number and the then outstanding principal amount, if different than that shown on the original Note), provided that the Holder surrenders for cancellation its Note certificate in the case of a mutilated certificate or provides evidence of lost, theft or destruction and indemnity reasonably satisfactory to the Company in the case of a lost, stolen or destroyed certificate .

         (f) The Holder may mortgage, encumber, transfer or assign any of its rights or interest in and to this Note or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to so mortgage, encumber, transfer or assign its interest. The Company may not assign its obligations hereunder without the prior written consent of the Holder, except that without the prior written consent of the Holder, but after notice duly given, the Company may assign its obligations hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets. The Note shall in all cases be binding on the Company and its successors and assigns and inure to the benefit of the Holder and its successors and assigns.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Note to be executed and delivered as of the day and year first written above.

                                               UNIGENE LABORATORIES, INC.

                                               By:
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                                               Title:
                                                     --------------------

[Corporate Seal]

                                               --------------------------
                                               JAY LEVY